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                                                                   EXHIBIT 10.26

                    SEPARATION AGREEMENT AND GENERAL RELEASE


         This Separation Agreement and General Release (the "Agreement") is between INPUT/OUTPUT, INC., a Delaware corporation ("Company"), and Kenneth W. Pope, a resident of Magnolia, Texas ("Employee"), and is being presented to Employee on this 24th day of January, 2003.

         WHEREAS, Company and Employee desire to resolve any and all potential disputes, claims or causes of action arising out of Employee's employment with and separation from Company and its subsidiaries;

         Therefore, in consideration of the mutual promises and covenants contained herein, and effective the beginning of the eighth (8th) day after Employee's execution of this Agreement (the "Effective Date"), and so long as Employee does not revoke same during the prior seven (7) day period (the "Revocation Period"), the parties voluntarily agree as follows:

         1. Employee's separation from Company and its subsidiaries effective January 24, 2003 will be considered an elimination of position.

         2. Company will within 30 days of the Effective Date, pay to employee a severance payment of $15,000.00 to be paid in 6-equal installments every two weeks, with the first such payment due February 15, 2003. In addition, Company will pay the reasonable expenses (per the attached relocation policy) you incur to relocate you and your family to the Boulder, Colorado area if you chose to move by May 1, 2004 and such expenses are incurred prior to August 1, 2004. Employee acknowledges and agrees that the payments are in full and complete satisfaction of any and all liabilities or obligations the Company has or may have to Employee and that the payments represent something of value beyond anything to which he is entitled. The payments in this paragraph 2 shall be subject to any and all applicable withholding and other employment taxes.

         3. If Employee elects to continue any insurance benefits through COBRA, the Company will pay any premiums in excess of Employee's portion of such coverage while Employee was employed by the Company for up to one year.

         4. Company will vest 3,333 shares of currently unvested restricted stock issued to Employee. The remaining 26,667 shares of restricted stock issued to Employee shall be cancelled. Employee will have six months from the date of this Agreement to exercise any options that have vested as of the date of this Agreement. All of Employee's options that are not vested as of the date of this Agreement shall be cancelled.

         5. Company also will engage an out-placement firm in order to provide Employee out-placement assistance for a maximum of six (6) consecutive months, and can be extended by mutual agreement of the parties on a month-to-month basis, for up to 12 months. The provider of such out-placement assistance will be selected and directed solely by Company. Outplacement services must be utilized within a one year period ending January 25, 2003.

         6. In exchange for the consideration described in paragraphs 2 through 5 above, and as a material inducement to Company to enter into this Agreement, except for the provisions of paragraph 10 below, Employee forever and unconditionally releases and discharges Company and any of its parent, subsidiary or affiliate companies or divisions and each of their owners, shareholders, directors, officers,



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employees, assigns, representatives or agents ("Releasees") from any and all claims, complaints or causes of action of any kind, including but not limited to those relating to or arising out of Employee's employment with Company and its subsidiaries and membership on or separation from the Boards of Directors of any subsidiaries of Company, and such release encompasses, but is not limited to, claims under local, state or federal law, alleged contract or tort claims or claims or causes of action arising under any federal, state or local statutes, including, but not limited to, Title VII, the Civil Rights Act of 1991, Section 1981, the Civil Rights Act of 1871, the Texas Commission on Human Rights Act and the Age Discrimination in Employment Act.

         7. Employee further agrees that he will not file any complaint, petition, or lawsuit or charge against Company or any of the Releasees with any local, state or federal court, except to enforce this Agreement. If Employee or anyone acting on his behalf files any such complaint, or if any such court assumes jurisdiction of any complaint against Employee or any of the Releasees regarding or involving Employee, he will request such court to withdraw from the matter and dismiss said action and if initiated or pursued by his or with his approval, will reimburse Company and/or the Releasees for all costs and attorneys' fees incurred as a result of such lawsuit.

         8. Employee further agrees that Employee will not for two years following the date of this Agreement, directly or indirectly, for himself or on behalf of or in conjunction with any other person: (i) engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in any business that competes with the products and services offered by Company on the date of this Agreement; (ii) call upon any person which is, at that time, or which has been, within one (1) year prior to that time,. a customer of Company (including the direct or indirect subsidiaries thereof) for the purpose of soliciting or selling products or services in direct competition with the Company or any subsidiary of the Company; or (iii) call upon any prospective acquisition candidate, on Employee's own behalf or behalf of any competitor, which candidate was, to Employee's actual knowledge after due inquiry, either called upon by the Company (including the direct or indirect subsidiaries thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity. Notwithstanding the foregoing, this paragraph 8 shall not be deemed to prohibit Employee from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

                  8.1. Employee acknowledges and agrees that failure to comply with this paragraph 8 shall constitute a material breach of this Agreement which shall entitle the Company to withhold all benefits and other consideration specified herein.

                  8.2. The covenants in this paragraph 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

                  8.3. All of the covenants in this paragraph 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.



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                  8.4. It is agreed by the parties that the foregoing covenants in this paragraph 8 impose a reasonable restraint on Employee in light of the activities and business of the Company (including the Company's direct and indirect subsidiaries) and the past and current duties of Employee. It is further agreed by the parties hereto that, in the event that Employee shall enter into a business or pursue other activities not in violation of this Section 8, Employee shall not be chargeable with a violation of this Section 8 if the person conducting such business or activities shall thereafter enter into a business or course of activities that is competitive with the Company, provided that Employee does not actively participate in any way in the business or course of activities that competes with the Company. It is further agreed by the parties hereto that, in the event Employee shall enter into a business or pursue other activities not in competition with the Company (including the Company's direct and indirect subsidiaries), and such new business or activities are not in violation of this Section 8 or of Employee's obligations under this Section 8, Employee shall not be chargeable with a violation of this Section 8 if the Company (including the Company's direct and indirect subsidiaries) shall thereafter enter the same, similar or a competitive business or course of activities.

         9. Company forever and unconditionally releases and discharges Employee, his heirs and assigns from any and all claims, complaints or causes of action they might have relating to or arising out of Employee's employment with Company, save and except any claims which might result from any gross misconduct by Employee. Gross misconduct as used herein shall mean conduct such as, but not limited to, misappropriation of property or dishonesty relating to Company's business.

         10. The Company shall indemnify Employee in any instance in which Employee is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he (i) was an officer, employee or agent of the Company or any of its direct or indirect wholly-owned subsidiaries, or (ii) while an officer, employee or agent of the Company or any of its direct or wholly-owned subsidiaries served at the request of the Company or any of its direct or indirect wholly-owned subsidiaries, as an officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable laws, provided that the Company shall not be obligated to indemnify Employee against any such action, suit or proceeding which is brought by Employee against the Company or any of its direct or indirect wholly-owned subsidiaries or the directors of the Company or any of its direct or indirect wholly-owned subsidiaries, other than an action brought by Employee to enforce his rights to indemnification hereunder, unless a majority of the board of directors of the Company shall have previously approved the bringing of such action, suit or proceeding.

         11. This Agreement shall not in any way be construed as an admission by Company or the Releasees of any acts of illegal discrimination or violation of any statute, law or right whatsoever against Employee or any other person, but instead is entered into to ensure that the separation of employment is amicable.

         12. Employee agrees to return all company property which he received during his tenure of employment and which is within his possession, custody and control no later than the close of business on January 31, 2003. The term "company property" as referred to in this paragraph 10 shall include but is not limited to, all keys, credit cards, security cards, any and all files, and all mechanical or office equipment. Employee acknowledges and agrees that failure to return the company property as identified in this paragraph 12 shall constitute a material breach of this Agreement which shall entitle the Company to withhold all benefits and other consideration specified herein until Employee complies with this paragraph 12.



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         13. All parties agree that they will keep the terms, amount and fact of this Agreement completely confidential, and that they will not make any public disparaging statements about the other, including any directors or employees of the Releasees.

         14. Employee acknowledges that the Company's employees are valuable to the Company's business and that information regarding the Company's employees, including without limitation information as to their background, training and compensation, is Confidential Information. Employee agrees that for a period not to exceed twenty-four (24) months from the Effective Date of this Agreement, he will not knowingly directly or indirectly solicit or otherwise induce or encourage any person in the employment of the Company or any consultant to the Company to terminate such employment or consulting arrangement or to accept employment or enter into any consulting agreement with anyone other than the Company.

         15. Further, Employee reaffirms the promises that he made to the Company in the Employee Patent and Confidential Information Agreement that he signed on December 31, 1997. Employee particularly acknowledges the binding effect of the nondisclosure and confidentiality provisions of such agreement, with regard to all confidential information which he received between December 31, 1997 and the Effective Date of this Agreement, and that such provisions continue to apply at all times after the Effective Date of this Agreement.

         16. Employee acknowledges, understands and agrees that Company will suffer immediate and irreparable harm if he fails to comply with any of his obligations under paragraphs 13, 14 and 15 of this Agreement, and that monetary damages will be inadequate to compensate Company for such breach. Accordingly, Employee agrees that Company shall, in addition to any other remedies available to them at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief to enforce the terms of paragraphs 13, 14 and 15 without the necessity of proving inadequacy of legal remedies or irreparable harm.

         17. As a further material inducement to enter into this Agreement, any party who breaches this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including without limitation, attorneys' fees, arising out of any breach of this Agreement. In addition, any breach of this Agreement will entitle the non-breaching party to seek injunctive relief and to recover any actual damages incurred as a result of said breach.

         18. Employee represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any prior representation made by Company or its agents, representatives or attorneys with regard to the subject matter of this Agreement.

         19. This Agreement shall be binding upon Employee and upon his heirs, administrators, representatives, executors, successors and assigns.

         20. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Texas and shall in all cases be construed as a whole (according to its fair meaning, and not strictly for or against any of the parties). Venue for any cause of action necessitated by either party's material breach of the obligations hereunder shall be in Harris County, Texas.



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         21. Should any provision of this Agreement be declared or be determined illegal and invalid, the validity of the remaining parts will not be affected.

         22. This Agreement, contains the entire agreement and supersedes any and all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and the employment of Employee by the Company, and, except as otherwise expressly set forth herein, any such prior agreements or understandings are hereby terminated. This Agreement may not be changed orally, but only by an amendment in writing signed by both parties.

         23. The parties agree that Employee may revoke this Agreement within seven (7) days from execution of this Agreement. Failure of Employee to revoke this Agreement during said seven (7) day Revocation Period shall mean it becomes binding on all parties at 12:01 a.m. of the eighth day after Employee executes same. Should Employee opt to revoke this Agreement during the said seven (7) day Revocation Period, none of the obligations of Company set forth in this Agreement shall become binding and shall be null and void. Employee shall give his notice of revocation to Company, in writing before 12:01 a.m. on the eighth day after Employee executes this Agreement. Written notice of revocation shall be delivered to Company at:

                  Input/Output, Inc.
                  12300 Parc Crest Drive
                  Stafford, TX 77477
                  Attn:  Vice President - Human Resources

         24. By Employee's signature below, he represents and confirms that he:
(a) has read this Agreement carefully and completely, (b) has been given a period of at least forty-five (45) days to consider and review this Agreement,
(c) has been informed of his right to consult with legal counsel and has had ample opportunity to do so, (d) understands all provisions contained in this Agreement, and (e) enters into the Agreement freely and voluntarily.

         25. This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.


         PLEASE READ CAREFULLY. THIS RELEASE AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


                                     * * * *



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         EXECUTED on this 24 day of January, 2003 to be effective, if not revoked, on February 01, 2004.

                                            COMPANY:

                                            INPUT/OUTPUT, INC.



                                            By:  /s/ Brad Eastman

                                            Name: Brad Eastman

                                            Title: President & Chief
                                            Administrative Officer



                                            EMPLOYEE:


                                            /s/ Kenneth W. Pope
                                            ------------------------------------
                                            Kenneth W. Pope




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